Exhibit 99.1

News Release

For Immediate Release

Investor Contact:

Steven J. Craig

Sr. Vice President Investor Relations and Administration

713-229-6300

DUNE ENERGY REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS

Houston, Texas, November 10, 2010 - Dune Energy, Inc. (OTCBB:DUNR) today announced results for the third quarter of 2010.

Revenue and Production

Revenue from continuing operations for the third quarter totaled $15.6 million as compared with $11.3 million for the third quarter of 2009. Production volumes in the third quarter were 148 Mbbls of oil and 0.9 Bcf of natural gas, or 1.8 Bcfe. This compares with 123 Mbbls of oil and 0.9 Bcf of natural gas, or 1.6 Bcfe for the third quarter of 2009. In the third quarter of 2010, the average sales price per barrel of oil was $74.91, and $4.87 per Mcf for natural gas, as compared with $66.91 per barrel and $3.44 per Mcf, respectively for the third quarter of 2009. The primary reason behind the increase in revenue was higher average sales prices in the third quarter of 2010 versus the third quarter of 2009. Average price received per Mcfe produced was $8.59 in the third quarter of 2010 versus $6.90 in the third quarter of 2009 or a 24% increase.

Costs and Expenses

Total lease operating expense from continuing operations for the third quarter totaled $5.2 million versus $6.7 million for the third quarter of 2009. Cash G&A expense totaled $2.1 million for the third quarter of 2010 versus $2.3 million for the third quarter of 2009. The $0.2 million decrease reflects a continued focus on cost controls. Interest financing expense was $9.1 million for the third quarter of 2010 versus $8.8 million for the third quarter of 2009. We incurred a gain of $0.1 million on hedging during the third quarter of 2010 versus a $1.1 million loss in the third quarter of 2009.

Earnings

Net loss totaled $9.1 million for the third quarter of 2010 and $11.3 million for the third quarter of 2009. The third quarter of 2010 included a $0.1 million loss on discontinued operations in the South Florence field. Preferred stock dividends were $6.5 million in the third quarter of 2010 versus $9.7 million in the third quarter of 2009. These dividends were paid in kind (PIK) and as such do not represent a cash payment. Net loss per share, both basic and fully diluted, for the quarter was $.39, based on 40.4 million weighted average shares outstanding as compared with a loss of $0.71 per share in the third quarter of 2009 with 29.6 million weighted average shares outstanding, both share amounts reflect a 1 for 5 reverse split completed in December of 2009. The increased outstanding common shares are associated with the conversion of preferred shares into common shares primarily in the fourth quarter of 2009.

Liquidity

At the end of the quarter, cash was $13.8 million versus $15.0 million at year end 2009. The net of accounts receivable over accounts payable was $6.6 million in the current quarter, compared to $3.3 million at year end 2009. Currently there are no borrowings against the Revolver and $8.5 million issued in standby letters of credit.

James A. Watt, President and Chief Executive Officer stated, “We anticipate closing our two previously announced joint ventures before the end of the month. These closings will provide an additional $8 million of liquidity. This will provide liquidity for the December 1, 2010 interest payment on our $300 million of 10 1/2% Senior Secured notes and for participation in drilling the 19,500 foot deep subsalt well at Garden Island Bay.”

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FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements that are intended to be covered by “forward-looking statements” safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that Dune Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.’s projects and other statements that are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune’s Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

SOURCE Dune Energy, Inc.

CONTACT: Investors, Steven J. Craig, Sr. Vice President Investor Relations and Administration, Dune Energy, Inc., +1-713-229-6300

Dune Energy, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:

Cash	$13,825,501	$15,053,571

Accounts receivable	10,650,137	15,026,945

Assets held for sale	—	36,526,883

Prepayments and other current assets	659,739	2,724,666

Derivative asset	55,253	—

Total current assets	25,190,630	69,332,065

Oil and gas properties, using successful efforts accounting - proved	536,720,692	541,705,920

Less accumulated depreciation, depletion, amortization and impairment	(271,266,207)	(245,531,157)

Net oil and gas properties	265,454,485	296,174,763

Property and equipment, net of accumulated depreciation of $2,759,271 and $2,247,220	697,234	1,215,123
Deferred financing costs, net of accumulated amortization of $2,437,971 and $1,565,280	1,287,415	1,026,445

Other assets	4,088,845	4,427,826

	6,073,494	6,669,394

TOTAL ASSETS	$296,718,609	$372,176,222

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:

Accounts payable	$4,013,536	$11,760,370

Accrued liabilities	24,534,710	21,656,922

Derivative liability	—	1,596,545

Short-term debt	—	1,579,308

Preferred stock dividend payable	1,940,000	1,985,000

Total current liabilities	30,488,246	38,578,145

Long-term debt, net of discount of $5,584,103 and $7,737,553	294,415,897	316,262,447

Other long-term liabilities	18,560,274	17,640,000

Total liabilities	343,464,417	372,480,592

Commitments and contingencies	—	—

Redeemable convertible preferred stock, net of discount of $5,522,265 and $7,205,812, liquidation preference of $1,000 per share, 750,000 shares designated, 207,262 and 192,050 shares issued and outstanding	201,739,735	184,844,188

STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value, 1,000,000 shares authorized, 250,000 shares undesignated, no shares issued and outstanding	—	—
Common stock, $.001 par value, 300,000,000 shares authorized, 40,343,892 and 39,801,796 shares issued and outstanding	40,344	39,802

Treasury stock, at cost (100,785 and 68,089 shares)	(52,056)	(48,642)

Additional paid-in capital	82,227,041	97,600,721

Accumulated deficit	(330,700,872)	(282,740,439)

Total stockholders’ deficit	(248,485,543)	(185,148,558)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$296,718,609	$372,176,222

Dune Energy, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues	$15,600,205	$11,336,319	$48,521,721	$35,281,958

Operating expenses:
Lease operating expense and production taxes	5,259,215	6,694,513	19,478,783	20,194,385
Accretion of asset retirement obligation	456,101	392,237	1,376,250	1,192,058
Depletion, depreciation and amortization	7,534,943	4,340,993	21,935,896	17,349,362
General and administrative expense	2,382,323	3,060,245	8,731,220	11,692,710
Impairment of oil and gas properties	—	—	16,071,871	—

Total operating expense	15,632,582	14,487,988	67,594,020	50,428,515

Operating income (loss)	(32,377)	(3,151,669)	(19,072,299)	(15,146,557)

Other income (expense):

Interest income	—	12,270	612	38,079

Interest expense	(9,063,778)	(8,814,933)	(27,174,230)	(26,234,441)
Gain (loss) on derivative liabilities	63,877	(1,137,767)	1,759,141	(1,261,322)

Total other income (expense)	(8,999,901)	(9,940,430)	(25,414,477)	(27,457,684)

Loss on continuing operations	(9,032,278)	(13,092,099)	(44,486,776)	(42,604,241)
Income (loss) on discontinued operations	(63,528)	1,831,485	(3,473,657)	2,905,131

Net loss	(9,095,806)	(11,260,614)	(47,960,433)	(39,699,110)

Preferred stock dividend	(6,504,810)	(9,657,788)	(19,376,286)	(28,990,268)

Net loss available to common shareholders	$(15,600,616)	$(20,918,402)	$(67,336,719)	$(68,689,378)

Net loss per share:
Basic and diluted from continuing operations	$(0.39)	$(0.77)	$(1.58)	$(2.86)
Basic and diluted from discontinued operations	—	0.06	(0.09)	0.12

Total basic and diluted	$(0.39)	$(0.71)	$(1.67)	$(2.74)

Weighted average shares outstanding:

Basic and diluted	40,365,873	29,632,574	40,327,091	25,010,097

Comprehensive loss:

Net loss	$(9,095,806)	$(11,260,614)	$(47,960,433)	$(39,699,110)
Other comprehensive income	—	924,218	—	2,772,654

Comprehensive loss	$(9,095,806)	$(10,336,396)	$(47,960,433)	$(36,926,456)

Dune Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(47,960,433)	$(39,699,110)
Adjustments to reconcile net loss to net cash used in operating activities:

Loss (income) on discontinued operations	3,473,657	(2,905,131)

Depletion, depreciation and amortization	21,935,896	17,349,362

Impairment of oil and gas properties	16,071,871	—

Amortization of deferred financing costs and debt discount	3,026,141	2,408,777

Stock-based compensation	1,477,410	3,313,135

Accretion of asset retirement obligation	1,376,250	1,192,058

Loss (gain) on derivative liabilities	(1,651,797)	7,418,357
Changes in:

Accounts receivable	5,130,533	3,928,512

Prepayments and other assets	2,064,927	2,780,838

Payments made to settle asset retirement obligations	(218,481)	(553,287)

Accounts payable and accrued liabilities	(5,025,218)	(3,598,292)

NET CASH USED IN CONTINUED OPERATIONS	(299,244)	(8,364,781)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	2,857,240	6,746,935

NET CASH USED IN OPERATING ACTIVITIES	2,557,996	(1,617,846)

CASH FLOWS FROM INVESTING ACTIVITIES

Investment in proved and unproved properties	(6,746,352)	(9,011,836)

Purchase of furniture and fixtures	(13,704)	(4,452)

Decrease in other assets	338,980	1,079,778

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES - CONTINUED OPERATIONS	(6,421,076)	(7,936,510)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	29,347,980	(1,070,507)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	22,926,904	(9,007,017)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from short-term debt	6,000,000	17,000,000
Increase in loan costs	(1,133,662)	—
Payments on short-term debt	(31,579,308)	(2,013,699)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(26,712,970)	14,986,301

NET CHANGE IN CASH BALANCE	(1,228,070)	4,361,438

Cash balance at beginning of period	15,053,571	15,491,532

Cash balance at end of period	$13,825,501	$19,852,970

SUPPLEMENTAL DISCLOSURES

Interest paid	$16,327,192	$15,864,575

Income taxes paid	—	—

NON-CASH DISCLOSURES

Common stock issued for conversion of preferred stock	$2,448,000	$52,753,000

Redeemable convertible preferred stock dividends	17,692,739	27,530,781

Accretion of discount on preferred stock	1,683,547	1,459,487